                                                                         EXHIBIT


                                    AGREEMENT

         The undersigned, and each of them, hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.


Dated: February 17, 2003

                                  SCF-IV, L.P.
                                  By: SCF-IV, G.P., Limited Partnership
                                      By: L.E. Simmons & Associates,
                                          Incorporated


                                  By: /s/ Anthony DeLuca
                                      ------------------------------------------
                                      Anthony DeLuca
                                      Managing Director

                                  SCF-IV, G.P., LIMITED PARTNERSHIP
                                  By: L.E. Simmons & Associates,
                                      Incorporated


                                  By: /s/ Anthony DeLuca
                                      ------------------------------------------
                                      Anthony DeLuca
                                      Managing Director

                                  L.E. SIMMONS & ASSOCIATES, INCORPORATED


                                  By: /s/ Anthony DeLuca
                                      ------------------------------------------
                                      Anthony DeLuca
                                      Managing Director

                                  L.E. SIMMONS

                                      /s/ L.E. Simmons
                                  ----------------------------------------------
                                      L.E. Simmons, individually